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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Vencor, Inc. for the registration of its common stock to be issued pursuant to the merger with The Hillhaven Corporation and to the incorporation by reference therein of our report dated November 10, 1994 except for Note 9 as to which the date is February 27, 1995, with respect to the financial statements of Nationwide Care, Inc. for the year ended September 30, 1994 included in the Registration Statement (Form S-4) and related prospectus of The Hillhaven Corporation for the registration of its common stock to be issued pursuant to the merger with Nationwide Care, Inc. for the year ended September 30, 1994, filed with the Securities and Exchange Commission.



                                          Ernst & Young LLP



Indianapolis, Indiana


June 30, 1995